Exhibit 1.01

Conflict Minerals Report of Staples, Inc
In accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report ("CMR") of Staples, Inc ("Staples," Company" or "we") for the reporting period covering January 1, 2014 through December 31, 2014 (the "2014 Report Year") in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Conflict Minerals Rule”) and Form SD.

INTRODUCTION

Staples is a provider of products and services that serve the needs of business customers and consumers. We sell a wide variety of office supplies, business technology products, facility and breakroom supplies, computers and mobility products, copy and print services and office furniture. We have determined that we are subject to the Conflict Minerals Rule because we contracted to manufacture and exercised varying degrees of influence over the design and manufacture of certain of our proprietary branded products.

This CMR describes Staples' due diligence on the source and chain of custody of gold, columbite-tantalite (coltan), cassiterite, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten ("3TG" or "Conflict Minerals") that are necessary to the production or functionality of products that Staples contracted to manufacture during the 2014 Report Year. We are not a manufacturer and are several steps removed from the mining and processing of the 3TG used in the components for our products. Accordingly, our due diligence process focused on our suppliers and we rely on them to assist with our reasonable country of origin inquiry ("RCOI") and due diligence efforts, including the identification of smelters and refiners in the supply chain and the countries of origin of 3TG sourced by the identified smelters and refiners.

Capitalized terms used but not defined herein are as defined in the Conflict Minerals Rule and Form SD.

PRODUCT DESCRIPTION

The due diligence measures set forth below, including the RCOI, were undertaken with respect to suppliers of products that Staples contracted to manufacture in the product categories set forth on Annex A.

The products that were identified as in-scope for purposes of the Conflict Mineral Rule due to likely presence of 3TG were those that are electronic or electrical, solar powered, contained any kind of metal (e.g., metal covering including alloys or metal hardware), or where there was uncertainty as to use of metals in the component parts. If there was uncertainty regarding the material content or possibility for 3TG used in the products that Staples contracted to manufacture in the 2014 Report Year, the suppliers of such products were included in the RCOI process. Based on this criteria, 299 direct suppliers were identified and contacted as part of the RCOI process. Of the participating suppliers, 26% indicated 3TG (one or more of the minerals) as necessary to the functionality or production of the products they supply to us.

DUE DILIGENCE

Staples designed its due diligence process to conform, in all material respects, with the Organization for Economic Cooperation and Development’s (OECD’s) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements as applicable for downstream companies.

In accordance with the OECD five-step framework, we undertook the following due diligence measures:

STEP 1: Establish strong company management systems.

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Adopted and Communicated a Conflict Minerals Policy. We established a Conflict Minerals Policy and externally communicated the policy on our Ethics/Ethical Sourcing page on our publicly available website at http://www.staples.com/sbd/cre/marketing/about_us/ethical-sourcing.html.

•	Organized Resources to Support Supply Chain Due Diligence.

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We assembled an internal team to support our Conflict Minerals Policy and compliance strategy, including representatives from our Legal, Compliance, Environmental Affairs/Sustainability, Staples Brands Group (our "own brand" group within merchandising), Staples Promotional Products, Investor Relations, Internal Audit and Finance functions and business units. The team provides its recommendations, and reports its findings, to the General Counsel, Chief Financial Officer and other senior management.

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We retained external advisors to assist with our due diligence efforts. We engaged Source Intelligence, a third-party information management services provider, among other things, to: engage in supplier outreach; collect, process and store information about the presence and sourcing of 3TG from our suppliers; validate supplier responses; and provide quality assurance by identifying and resolving "quality control flags". We also communicated with outside legal counsel to advise on compliance with the Conflict Minerals Rule, and attended industry training.

◦
We provided information to our suppliers about the Conflict Minerals Rule, our RCOI and due diligence process and expectations for participation and support of our compliance program. In addition to direct communications with our suppliers, Source Intelligence maintained a "Supplier

Resource Center" that included tools to facilitate a deeper understanding of the program and education about the requests for information.

•	Established a company-level grievance mechanism. Suppliers and other external parties may contact us at conflict.minerals@staples.com if they wish to report concerns or seek guidance on our policy.

STEP 2: Identify and assess risk in the supply chain.

•	Identified Risks.

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We worked with Source Intelligence to conduct our RCOI and due diligence, which was designed to determine whether any 3TG originated in the Democratic Republic of the Congo ("DRC") or Adjoining Countries and to solicit information about upstream suppliers. We utilized the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Reporting Template (CMRT) for data collection. The collection process included an introductory email from Staples to our direct suppliers describing the compliance requirements and identifying Source Intelligence as our service provider. Source Intelligence then provided instructions for accessing the online data collection platform, and requesting completion of the CMRT. Following the initial introductions to the program and information request, up to seven reminder emails were sent to non-responsive suppliers. Telephone calls and direct mail communications supplemented email reminders, as needed. Protocol then required escalation to Staples, and we engaged in direct outreach with our suppliers.

◦
We requested information from our suppliers regarding use of 3TG, identification of smelters and refiners and associated mine countries of origin. Source Intelligence reviewed the CMRT responses and validated the information against data maintained in its smelter and refiner database, which includes known metal processors, exclusive recyclers, mine country of origin information and DRC conflict-free status. Source Intelligence utilized supplier-provided information, and also relied on the lists published by independent third-party audit programs, specifically the Conflict Free Smelter Program (a program of the Conflict Free Sourcing Initiative ("CFSI")), the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. Internet research was also performed to determine whether there are any outside sources of information regarding sourcing practices. To the extent that a smelter or refiner was not designated by an independent third-party, Source Intelligence contacted, or attempted to contact, that smelter or refiner.

•	Assessed and Responded to Identified Risk.

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The utilization of Source Intelligence's platform allowed us to have access to real-time information provided by our suppliers, and also to benefit from information available from sources beyond our own supply chains.

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Supplier responses were evaluated by Source Intelligence for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary 3TG, as well as the origin of those materials. Additional supplier contact and engagement was established to address "quality control flags" including but not limited to: one or more smelter or refiner was listed for an unused metal; information was not provided for a used metal, or the information provided was not a known metal processor; supplier indicated it had not received conflict minerals data for each metal from upstream suppliers; supplier indicated that it had not identified all of the smelters or refiners used for the products included in its CMRT response; supplier indicated 3TG products covered by CMRT originated 100% from scrap or recycled sources, but one or more smelters or refiners listed in the CMRT are not known to be exclusive recyclers; or supplier answered yes to sourcing from the DRC or Adjoining Countries but no smelter or refiner listed is known to source from the region.

STEP 3: Design and implement a strategy to respond to identified risks.

•
Report to Senior Management. Our access to the data platform throughout the diligence process, as well as regularly scheduled meetings with Source Intelligence's representatives, enabled us to provide periodic reporting to our internal team supporting compliance, as well as the General Counsel, Chief Financial Officer and other senior management.

•
Developed a Risk Management Plan. Throughout the due diligence process, we identified risks associated with our supply chain regarding 3TG used in our products. Our strategy for mitigating these risks are discussed below, under "Risk Mitigation Efforts".

STEP 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

•
Third-Party Audit. We relied on Source Intelligence, and on CFSI's Conflict Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification to conduct audits and validate smelters and refiners.

STEP 5: Report on supply chain due diligence.

•	Report on Supply Chain Due Diligence. Staples' Form SD and CMR for the 2014 Report Year are publicly available at http://www.staples.com/sbd/cre/marketing/about_us/ethical-sourcing.html.

RESULTS OF DUE DILIGENCE

As a result of the due diligence described above, our suppliers identified 279 smelters or refiners (after elimination of duplicates) that may have been the source of 3TG contained in products we contracted to manufacture during the 2014 Report Year, of which approximately 66% have been designated conflict-free or are currently participating in the audit process with one or more of the independent third-party audit programs. Annex B lists the smelters and refiners that the responding suppliers reported in their supply chains.

Based on the CMRT responses of our suppliers and information collected by Source Intelligence, 70 countries of origin of 3TG were identified. The countries are listed on Annex C. There was an indication of sourcing from the DRC or Adjoining Countries for 35 smelters or refiners. Of these 35, 32 are designated conflict-free, two are in the audit process and one is "CFSI known" but has not yet taken any steps to begin an independent third-party audit. As a result of direct outreach by Source Intelligence, the smelter has communicated that it does not source from the DRC or Adjoining Countries. For some smelters and refiners, no countries of origin were identified.

As a downstream company, we rely on the information provided by our suppliers. Some suppliers did not respond to our inquiry, some suppliers were unable to provide information regarding the smelters or refiners of the 3TG in their components and other suppliers identified certain of the smelters and refiners they used, but the suppliers provided company-wide, aggregate smelter information across all products, rather than information specific to our products. Because the data provided is incomplete, we are not able to definitively determine the countries of origin of 3TG used in the products we contracted to manufacture in the 2014 Report Year.

RISK MITIGATION EFFORTS

We have taken, and will continue to take the following steps to further enhance our due diligence process and results, and to mitigate the risk that necessary 3TG contained in products we manufacture benefit armed groups:

1.	Increase direct outreach to suppliers to (a) address non-responsiveness and (b) drive more complete and detailed responses.

2.	Communicate with key suppliers and continue to encourage the use of conflict-free smelters and refiners in the supply chain.

3.	Enhance contract language to confirm suppliers with which we contract to manufacture comply with our Conflict Mineral Policy.

4.	Continue to work with industry-wide initiatives to improve 3TG sourcing diligence and support engagement and conflict-free sourcing.

Annex A

Product Categories

•	Core office supplies

•	Ink & toner

•	Business technology

•	Paper

•	Facilities and breakroom

•	Computers and mobility

•	Office furniture

Annex B

Smelter and Refiner List

Gold

Aida Chemical Industries Co. Ltd. *
Allgemeine Gold-und Silberscheideanstalt A.G. *
Almalyk Mining and Metallurgical Complex (AMMC)
AngloGold Ashanti Córrego do Sítio Minerção *
Argor-Heraeus SA *
Asahi Pretec Corporation *
Asaka Riken Co Ltd
Atasay Kuyumculuk Sanayi Ve Ticaret A.S *
Aurubis AG *
Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *
Bauer Walser AG
BHP Billiton
Boliden AB *
C. Hafner GmbH + Co. KG
Caridad
CCR Refinery - Glencore Canada Corporation *
Cendres + Métaux SA
Chimet S.p.A. *
China National Gold Group Corporation
Chugai Mining
Codelco
Colt Refining
Daejin Indus Co. Ltd
Daye Non-Ferrous Metals Mining Ltd.
Do Sung Corporation
Doduco
Dowa Mining Co., Ltd.
Eco-System Recycling Co., Ltd. *
Faggi S.p.A.
FSE Novosibirsk Refinery
Gansu Seemine Material Hi-Tech Co Ltd
Geib Refining Corp
Guangdong Jinding Gold Limited
Hangzhou Fuchunjiang Smelting Co., Ltd.
Heimerle + Meule GmbH *
Heraeus Ltd. Hong Kong *
Heraeus Precious Metals GmbH & Co. KG *
Hunan Chenzhou Mining Group Co., Ltd.
Hwasung CJ Co. Ltd
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Ishifuku Metal Industry Co., Ltd. *

Istanbul Gold Refinery *
Japan Mint *
Jiangxi Copper Company Limited
Johnson Matthey Inc *
Johnson Matthey Ltd.*
JSC Ekaterinburg Non-Ferrous Metal Processing Plant *
JSC Uralelectromed *
JX Nippon Mining & Metals Co., Ltd. *
Kazzinc Inc. *
Kennecott Utah Copper LLC *
Kojima Chemicals Co., Ltd *
Korea Metal Co. Ltd
Kyrgyzaltyn JSC
L' azurde Company For Jewelry *
Lingbao Jinyuan Tonghui Refinery Co. Ltd.
LS-NIKKO Copper Inc. *
Luoyang Zijin Yinhui Metal Smelt Co Ltd
Materion *
Matsuda Sangyo Co., Ltd. *
Metalor Technologies (Hong Kong) Ltd *
Metalor Technologies (Singapore) Pte. Ltd. *
Metalor Technologies (Suzhou) Co Ltd *
Metalor Technologies SA *
Metalor USA Refining Corporation *
Met-Mex Peñoles, S.A. *
Mitsubishi Materials Corporation *
Mitsui Mining and Smelting Co., Ltd. *
Moscow Special Alloys Processing Plant
Nadir Metal Rafineri San. Ve Tic. A.Ş. *
Navoi Mining and Metallurgical Combinat
Nihon Material Co. LTD *
Ohio Precious Metals, LLC *
Ohura Precious Metal Industry Co., Ltd *
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet) *
OJSC Kolyma Refinery *
PAMP SA *
Penglai Penggang Gold Industry Co Ltd
Prioksky Plant of Non-Ferrous Metals *
PT Aneka Tambang (Persero) Tbk *
PX Précinox SA *
Rand Refinery (Pty) Ltd *
Republic Metals Corporation *
Royal Canadian Mint *
Sabin Metal Corp.
Samduck Precious Metals
SAMWON METALS Corp.

Schöne Edelmetaal B.V. *
SEMPSA Joyería Platería SA *
Shandong Tarzan Bio-Gold Co Ltd
Shandong Zhaojin Gold & Silver Refinery Co. Ltd *
So Accurate Group, Inc.
SOE Shyolkovsky Factory of Secondary Precious Metals
Solar Applied Materials Technology Corp. *
Sumitomo Metal Mining Co., Ltd.*
Tanaka Kikinzoku Kogyo K.K. *
The Great Wall Gold and Silver Refinery of China
The Refinery of Shandong Gold Mining Co. Ltd
Tokuriki Honten Co., Ltd *
TongLing Nonferrous Metals Group Holdings Co., Ltd.
Torecom
Umicore Brasil Ltda *
Umicore Precious Metals Thailand *
Umicore SA Business Unit Precious Metals Refining *
United Precious Metal Refining, Inc. *
Valcambi SA *
Western Australian Mint trading as The Perth Mint *
Yamamoto Precious Metal Co., Ltd.
Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.
Yokohama Metal Co Ltd
Yunnan Copper Industry Co Ltd
Zhongyuan Gold Smelter of Zhongjin Gold Corporation *
Zijin Mining Group Co. Ltd *

* Designated as conflict-free.

Tantalum

Changsha South Tantalum Niobium Co., Ltd.*
Conghua Tantalum and Niobium Smeltry*
Duoluoshan Sapphire Rare Metal Co., Ltd.*
Ethiopian Minerals Development Share Company
Exotech Inc.*
F&X Electro-Materials Ltd.*
Global Advanced Metals Aizu*
Global Advanced Metals Boyertown*
Guangdong Zhiyuan New Material Co., Ltd.
H.C. Starck Co., Ltd.*
H.C. Starck GmbH Goslar*
H.C. Starck GmbH Laufenburg*
H.C. Starck Hermsdorf GmbH*
H.C. Starck Inc.*
H.C. Starck Ltd.*
H.C. Starck Smelting GmbH & Co.KG*
Hengyang King Xing Lifeng New Materials Co., Ltd.*
Hi-Temp Specialty Metals, Inc.*
JiuJiang JinXin Nonferrous Metals Co., Ltd.*
Jiujiang Tanbre Co., Ltd.*
KEMET Blue Metals*
Kemet Blue Powder*
King-Tan Tantalum Industry Ltd*
LSM Brasil S.A.*
Metallurgical Products India (Pvt.) Ltd.*
Mineração Taboca S.A.*
Mitsui Mining and Smelting Co., Ltd.*
Molycorp Silmet A.S.*
Ningxia Orient Tantalum Industry Co., Ltd.*
Plansee SE Liezen*
QuantumClean*
RFH Tantalum Smeltry Co., Ltd.*
Shanghai Jiangxi Metals Co., Ltd.
Solikamsk Metal Works*
Taki Chemicals*
Telex*
Ulba*
Yichun Jin Yang Rare Metal Co., Ltd*
Zhuzhou Cement Carbide*

* Designated as conflict-free.

Tin

Alpha*
China Rare Metal Materials Company
China Tin Group Co., Ltd.
CNMC (Guangxi) PGMA Co. Ltd.
Cooper Santa
CV Duta Putra Bangka
CV Gita Pesona
CV Makmur Jaya
CV Nurjanah
CV Prima Timah Utama
CV Serumpun Sebalai
CV United Smelting*
Dowa Mining Co., Ltd.*
EFD INC.
Electroloy Metal Pte
Empresa Metallurgica Vinto*
Estanho de Rondônia S.A.
Feinhutte Halsbrucke GmbH
Fenix Metals
Gejiu Kai Meng Industry and Trade LLC
Gejiu Non-Ferrous Metal Processing Co. Ltd.*
Gejiu Zi-Li
Huichang Jinshunda Tin Co. Ltd
Jean Goldschmidt International SA
Jiangxi Nanshan
Kai Unita Trade Limited Liability Company
Kovohutě Příbram
Linwu Xianggui Smelter Co
Magnu's Minerais Metais e Ligas LTDA*
Malaysia Smelting Corporation (MSC)*
Melt Metais e Ligas S/A*
Metallo Chimique*
Mineração Taboca S.A.*
Minsur*
Mitsubishi Materials Corporation*
Novosibirsk Integrated Tin Works
O.M. Manufacturing (Thailand) Co., Ltd.
O.M. Manufacturing Philippines, Inc.
Operaciones Metalurgical S.A.*
PBT
Poongsan Corporation
PT Alam Lestari Kencana
PT Artha Cipta Langgeng
PT ATD Makmur Mandiri Jaya*

PT Babel Inti Perkasa*
PT Babel Surya Alam Lestari
PT Bangka Kudai Tin
PT Bangka Putra Karya*
PT Bangka Timah Utama Sejahtera
PT Bangka Tin Industry*
PT Belitung Industri Sejahtera
PT BilliTin Makmur Lestari
PT Bukit Timah*
PT DS Jaya Abadi*
PT Eunindo Usaha Mandiri*
PT Fang Di MulTindo
PT HP Metals Indonesia
PT Inti Stania Prima
PT Justindo
PT Karimun Mining
PT Koba Tin
PT Mitra Stania Prima*
PT Panca Mega Persada*
PT Pelat Timah Nusantara Tbk
PT Prima Timah Utama*
PT Refined Banka Tin*
PT Sariwiguna Binasentosa*
PT Seirama Tin investment
PT Singkep Times Utama
PT Stanindo Inti Perkasa*
PT Sumber Jaya Indah
PT Supra Sukses Trinusa
PT Tambang Timah*
PT Timah (Persero), Tbk*
PT Tinindo Inter Nusa*
PT Tommy Utama
PT Yinchendo Mining Industry
Pure Technology
RUI DA HUNG
Senju Metal Industry Co., Ltd.
Soft Metais, Ltda.
Thaisarco*
VQB Mineral and Trading Group JSC
White Solder Metalurgia e Mineração Ltda.*
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Yunnan Tin Company Limited*

* Designated as conflict-free.

Tungsten

A.L.M.T. Corp.
Chenzhou Diamond Tungsten Products Co., Ltd.
Chongyi Zhangyuan Tungsten Co., Ltd.
Dayu Weiliang Tungsten Co., Ltd.
Fujian Jinxin Tungsten Co., Ltd.
Ganzhou Huaxing Tungsten Products Co., Ltd.*
Ganzhou Jiangwu Ferrotungsten Co., Ltd.*
Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Ganzhou Seadragon W & Mo Co., Ltd.
Global Tungsten & Powders Corp.*
Golden Egret Special Alloy Co. Ltd
Guangdong Xianglu Tungsten Industry Co., Ltd.
H.C. Starck GmbH
Hunan Chenzhou Mining Group Co., Ltd.
Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.*
Japan New Metals Co., Ltd.*
Jiangxi Gan Bei Tungsten Co., Ltd.*
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
Jiangxi Richsea New Materials Co., Ltd.
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Jiangxi Tungsten Industry Group Co Ltd
Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Jiangxi Yaosheng Tungsten Co., Ltd.
JX Nippon Mining & Metals Co., Ltd.
Kennametal Fallon
Kennametal Huntsville
Malipo Haiyu Tungsten Co., Ltd.*
Materion
Mitsubishi Materials Corporation
North American Tungsten
Sumitomo Metal Mining Co., Ltd.
TaeguTec Ltd.
Tejing (Vietnam) Tungsten Co., Ltd.
Vietnam Youngsun Tungsten Industry Co., Ltd.
Wolfram Bergbau und Hütten AG
Wolfram Company CJSC*
Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd
Xiamen Tungsten (H.C.) Co., Ltd.
Xiamen Tungsten Co., Ltd.*
Xinhai Rendan Shaoguan Tungsten Co., Ltd.
* Designated as conflict-free.

Annex C

Countries of Origin

Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Burundi
Canada
Chile
China
DRC- Congo (Kinshasa)
Estonia
Ethiopia
France
Germany
Ghana
Guinea
Guyana
Hong Kong
India
Indonesia
Italy
Japan
Jersey
Kazakhstan
Kyrgyzstan
Laos
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
Niger

Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Russia
Rwanda
Saudi Arabia
Sierra Leone
Singapore
South Africa
South Korea
Spain
Suriname
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Turkey
United Arab Emirates
United Kingdom
United States
Uzbekistan
Vietnam
Zambia
Zimbabwe